Exhibit 4.1

FORM OF CERTIFICATE OF MEMBERSHIP UNITS

Number	Organized Under The Laws of The State of Delaware	Membership Units

This Certifies that                                                                                                is the owner of                                                       units or percent of the above named Limited Liability Company transferable only on the books of the Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. The transfer of the units or percent in this Limited Liability Company is subject to restrictions set forth in the Limited Liability Company Operating Agreement and the transfer of the related ownership rights may be effected only upon the unanimous consent of members or compliance with any procedure provided in the Operating Agreement.

In Witness Whereof, the said Limited Liability Company has caused this Certificate to be executed on its behalf by its duly authorized manager(s), member(s), officer(s), or agent(s),

this                      day of                              A.D. 20    .

Secretary	President

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

For Value Received,                      hereby sell, assign and transfer unto                                                                                                    units or percent represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                       Attorney to transfer the said units or percent on the books of the within named Limited Liability Company with full power of substitution in the premises.

Dated                     , 20    .

In presence of